CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Comparison of Other Service Providers” in the Joint Proxy Statement and Prospectus in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-164296) of AIM Tax-Exempt Funds.
We also consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in each Prospectus and Statement of Additional Information of the Van Kampen Money Market Fund and Van Kampen Tax Free Money Fund incorporated by reference in the Joint Proxy Statement and Prospectus in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-164296) of AIM Tax-Exempt Funds.
We also consent to the use of our report dated July 20, 2009 on the Van Kampen Money Market Fund and our report dated August 21, 2009 on the Van Kampen Tax Free Money Fund incorporated by reference in the Joint Proxy Statement and Prospectus in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-164296) of AIM Tax-Exempt Funds.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 12, 2010